UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On October 31, 2007, Encore Acquisition Company (the “Company”) issued a press release announcing its unaudited third quarter 2007 results. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In the press release, the Company uses the non-GAAP financial measures (as defined under the SEC’s Regulation G) of “Adjusted EBITDAX” and “net income excluding certain charges”. The press release contains a reconciliation of Adjusted EBITDAX to net income and net cash provided by operating activities and a reconciliation of net income excluding certain charges to net income, the Company’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.
     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:
99.1 Press Release dated October 31, 2007 regarding unaudited third quarter 2007 results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY

Date: October 31, 2007	By:	/s/ Robert C. Reeves

Robert C. Reeves
Senior Vice President, Chief Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 31, 2007 regarding unaudited third quarter 2007 results.